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                                                                    EXHIBIT 21.1


                         SUBSIDIARIES OF THE REGISTRANT


NAME OF SUBSIDIARY                                 JURISDICTION OF INCORPORATION
------------------                                 -----------------------------

Southern Health Systems, Inc.                      Tennessee
Nova Factor, Inc.                                  Tennessee
Hemophilia Health Services, Inc.                   Tennessee
Pharmacare Resources, Inc.                         New York
Sunrise Health Management, Inc.                    Georgia
BioPartners in Care, Inc.                          Missouri